Exhibit 3.353

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INSIGHT MIDWEST HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2000, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 2003, AT 12:43 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “INSIGHT MIDWEST HOLDINGS, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State Authentication: 202953811 Date: 09-08-16

3329858 8100H SR# 20165695368

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:30 AM 12/14/2000 001626587 – 3329858

CERTIFICATE OF FORMATION

OF

INSIGHT MIDWEST HOLDINGS, LLC

1.	NAME

The name of the limited liability company is Insight Midwest Holdings, LLC (the “LLC”).

2.	REGISTERED OFFICE

The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

3.	REGISTERED AGENT

The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

4.	AUTHORIZED PERSON

The name and address of the Authorized Person are Insight Midwest, L.P., 810 7th Avenue, New York, New York 10019.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation, this 13th day of December, 2000.

INSIGHT MIDWEST, L.P.

By:	Insight Communications Company, L.P., its general partner

By:	Insight Communications Company, Inc., its general partner

By:	/s/ Elliot Brecher
	Name:	Elliot Brecher
	Title:	Senior Vice President, General Counsel

DCLIB01:1287437-2

NOV-13-2003 12:10 212 894 8690	212 894 8690 P.06/07

CERTIFICATE OF MERGER

OF

COAXIAL LLC, COAXIAL DSM LLC, COAXIAL DJM LLC, AND

INSIGHT HOLDINGS OF OHIO, LLC

INTO

INSIGHT MIDWEST HOLDINGS, LLC

Pursuant to Sec. 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the limited liability companies which are to merge are:

NAME OF ENTITY	JURISDICTION

Coaxial LLC	Delaware
Coaxial DSM LLC	Delaware
Coaxial DJM LLC	Delaware
Insight Holdings of Ohio, LLC	Delaware
Insight Midwest Holdings, LLC	Delaware

2. An agreement of merger has been approved and executed by each of the domestic limited liability companies which is to merge.

3. The name of the surviving limited liability company is: Insight Midwest Holdings, LLC.

4. The agreement of merger is on file at a place of business of the surviving limited liability company which is located at 810 Seventh Avenue, New York, New York, 10019.

5. A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company which is to merge.

17391313\V-2	State of Delaware Secretary of State Division of Corporations Delivered 01:05 PM 11/13/2003 FILED 12:43 PM 11/13/2003 SRV 030729734 – 3329858 FILE

NOV-13-2003 12:11 212 894 8690	212 894 8690 P.07/07

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of October 1, 2003, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

INSIGHT MIDWEST HOLDINGS, LLC

By:	/s/ Elliot Brecher
	Name:	Elliot Brecher
	Title:	SVP & General Counsel

17391313\V-2

TOTAL P.07